UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the actions below, Eastside Distilling, Inc. (“Eastside”) regained compliance with Nasdaq Listing Rule 5605(b)(1) (Majority Independent Board) and Nasdaq Listing Rule 5605(c)(2)(A) (Audit Committee Composition).

On July 15, 2020, Eastside reported that, as a result of the appointment of Paul Block as Chief Executive Officer (making Mr. Block non-independent), Eastside was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires Eastside’s board of directors (the “Board”) to consist of a majority of independent directors, and Rule 5605(c)(2)(A), which requires Eastside’s Audit Committee to be comprised of at least three independent directors.

As disclosed in Item 5.02 of this Current Report on Form 8-K, on July 30, 2020, the Board appointed Eric Finnsson to the Board and the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each effective immediately. At such time, the Board determined that Mr. Finnsson is an independent member of the Board.

With the appointment of Mr. Finnsson, the membership of the committees of Eastside’s Board are as follows: Audit Committee: Eric Finnsson (Chair), Robert Grammen and Stephanie Kilkenny; Compensation Committee: Stephanie Kilkenny (Chair), Robert Grammen and Eric Finnsson; Nominating and Corporate Governance Committee: Robert Grammen (Chair), Stephanie Kilkenny and Eric Finnsson.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On July 30, 2020, the Board appointed Eric Finnsson to the Board, effective immediately, to serve until the Company’s 2021 Annual Meeting of Stockholders or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal, whichever first occurs. Mr. Finnsson has been appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Finnsson has also been appointed as chair of the Audit Committee.

Since March 2019, Mr. Finnsson has served as chief financial officer of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to joining GLG Life Tech Corporation, Mr. Finnsson worked as an independent consultant, offering finance and business consulting services to start-ups and individuals investing in China. Mr. Finnsson worked for KPMG for over 25 years in Canada, Europe and China, including three years specializing in Global Risk Management in KPMG’s International Headquarters. During his time with KPMG in China, Mr. Finnsson specialized in auditing and advising large multinational groups in the food and beverages sector. Mr. Finnsson graduated from The University of British Columbia in 1987 with a major in Economics and received his designation as a Canadian Chartered Accountant in 1990.

Mr. Finnsson will participate in the Company’s annual compensation program for directors, which currently includes (1) an initial board election RSU grant of $5,000, paid one time upon appointment or election, (2) an annual retainer of $16,000 paid in RSUs in quarterly installments, (3) a $5,000 RSU grant per quarter, (4) 5,000 stock options per year, (5) an annual board chair premium of $20,000 paid in RSUs, (6) an annual committee chair premium of $2,500 paid in RSUs, (7) an annual committee member fee of $20,000 paid in RSUs in quarterly installments and (8) $1,000 for in-person board meetings and $500 for telephonic board meetings, each paid in RSUs.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 30, 2020, Eastside held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of Eastside’s common stock voted in person or by proxy at the Meeting was 7,341,527, representing approximately 73.29% of the 10,017,038 shares outstanding and entitled to vote at the Meeting. The following matters were submitted to a vote of the shareholders, the results of which were as follows:

1. Election of Directors.

The following persons were elected as directors of Eastside by the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Block	3,073,118	1,979,642	2,288,767

Robert Grammen	3,307,939	1,744,821	2,288,767

Stephanie Kilkenny	3,311,473	1,741,287	2,288,767

Jack Peterson	3,184,596	1,868,164	2,288,767

2. Approval of Executive Compensation.

Advisory approval of compensation of Eastside’s named executive officers passed with the following votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,622,989	1,074,624	355,147	2,288,767

3. Amendment to Articles of Incorporation.

The amendment to Eastside’s articles of incorporation to increase the number of authorized shares of Eastside’s Common Stock from 15,000,000 to 50,000,000 was not approved per the votes cast as follows:

Votes For	Votes Against	Abstentions
4,914,668	2,327,832	99,027

4. Ratification of M&K CPAS, PLLC.

The proposal to ratify M&K CPAS, PLLC as Eastside’s independent registered public accounting firm for fiscal year 2020 was approved as follows:

Votes For	Votes Against	Abstentions
7,072,661	179,708	89,158

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer